Ellington Financial LLC Announces Third Quarter Dividend of $0.40 Per Share

OLD GREENWICH, Conn., Nov. 2, 2011

Ellington Financial LLC (NYSE: EFC) (the "Company") today announced that its Board of Directors has declared a third quarter 2011 dividend of $0.40 per share, payable on December 15, 2011 to shareholders of record as of December 1, 2011(1). The Company's present intention is to pay quarterly and special dividends so that at least 100% of the Company's net income each calendar year has been distributed prior to April of the subsequent calendar year, subject to potential adjustments for changes in common shares outstanding. The Company's management previously announced that it expected to continue to recommend dividends of $0.40 per common share each quarter together with any potential special dividends to be declared following the end of each fiscal year as may be necessary to meet the Company's targeted 100% payout ratio. Periodically, management may adjust its quarterly dividend recommendation based on the Company's actual earnings, management's assessment of the Company's long-term earnings prospects, and other factors. The declaration and amount of future dividends remain in the discretion of the Board of Directors.

(1) For U.S. federal income tax purposes, the third quarter 2011 dividend will be treated as a partnership distribution. Based on information currently available, the Company estimates that, when calculating U.S. federal withholding taxes, the entire amount of this dividend will be treated as portfolio interest income (as described in Section 871(h) of the Internal Revenue Code). As a result, no portion of this dividend should be considered attributable to income that is subject to U.S. federal withholding tax, including U.S. source dividend income or income effectively connected with a U.S. trade or business. Notwithstanding the foregoing, some portion of future dividends may be considered attributable to U.S. source dividend income, interest income that is not "portfolio interest," or income effectively connected with a U.S. trade or business, and therefore may be subject to U.S. federal withholding taxes.

The Company does not provide advice on tax matters to its shareholders or to broker/nominees who hold the Company's shares on behalf of their customers. The information above is provided for information purposes only, is subject to change as more definitive information is obtained by the Company, and does not constitute tax advice. Non-U.S. holders of the Company's common shares and broker/nominees who hold shares on behalf of such holders are strongly urged to consult with their own tax advisors with regard to the U.S. federal income tax consequences of the dividends paid by the Company. This information is not intended to, and cannot, be used by any taxpayer to avoid penalties that may be imposed under U.S. federal income tax law.

Release of Third Quarter Earnings and Conference Call

The Company also announced that it will release financial results for the quarter ended September 30, 2011 after the market close on Monday, November 7, 2011. The Company will host a conference call to discuss its financial results at 9:00 a.m. Eastern Time on Tuesday, November 8, 2011. To participate in the event by telephone, please dial (877)-941-1465 at least 10 minutes prior to the start time and reference the conference passcode 4483002. International callers should dial (480)-629-9643 and reference the same passcode. The conference call will also be webcast live over the Internet and can be accessed via the For Our Shareholders section of the Company's web site at www.ellingtonfinancial.com. To listen to the live webcast, please visit www.ellingtonfinancial.com at least 15 minutes prior to the start of the call to register, download, and install necessary audio software.

A dial-in replay of the conference call will be available on Tuesday, November 8, 2011, at approximately 12 p.m. Eastern Time through Tuesday, November 15, 2011 at approximately 12 p.m. Eastern Time. To access this replay, please dial (800)-406-7325 and enter the conference ID number 4483002. International callers should dial (303)-590-3030 and enter the same conference ID number. A replay of the conference call will also be archived on the Company's web site at www.ellingtonfinancial.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as "anticipate," "estimate," "will," "should," "may," "expect," "believe," "intend," "seek," "plan" and similar expressions or their negative forms, or by references to strategy, plans, or intentions. Examples of forward-looking statements in this press release include statements regarding the Company's intended dividend policy. The Company's results can fluctuate from month to month and from quarter to quarter depending on a variety of factors, some of which are beyond the Company's control and/or are difficult to predict, including, without limitation, changes in interest rates and the market value of the Company's securities, changes in mortgage default rates and prepayment rates, the Company's ability to borrow to finance its assets, changes in government regulations affecting the Company's business, the Company's ability to maintain its exemption from registration under the Investment Company Act of 1940 and other changes in market conditions and economic trends. Furthermore, forward-looking statements are subject to risks and uncertainties, including, among other things, those described under Item 1A of our Annual Report on Form 10-K filed on March 16, 2011, which can be accessed through the Company's website at www.ellingtonfinancial.com or at the SEC's website (www.sec.gov). Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports we file with the SEC, including reports on Forms 10-Q, 10-K and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

About Ellington Financial LLC

Ellington Financial LLC is a specialty finance company that acquires and manages mortgage-related assets, including residential mortgage-backed securities backed by prime jumbo, Alt-A and subprime residential mortgage loans, residential mortgage-backed securities for which the principal and interest payments are guaranteed by a U.S. government agency or a U.S. government-sponsored entity, mortgage-related derivatives, commercial mortgage-backed securities, commercial mortgage loans and other commercial real estate debt, as well as corporate debt and equity securities and derivatives. Ellington Financial LLC is externally managed and advised by Ellington Financial Management LLC, an affiliate of Ellington Management Group LLC.